Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 11, 2022, with respect to the consolidated financial statements of Superbac Biotechnology Solutions S.A. contained in the Registration Statement and proxy statement/prospectus of Superbac PubCo Holdings Inc. We consent to the use of the aforementioned report in the Registration Statement and proxy statement/prospectus and the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton Auditores Independentes Ltda.

Campinas, Brazil

July 11, 2022

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